UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

BERKSHIRE HILLS BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-51584	04-3510455
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 443-5601

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The 2010 Annual Meeting of Stockholders was held on May 6, 2010 (the “Annual Meeting”). The matters considered and voted on by the Company’s stockholders at the Annual Meeting and the vote of the stockholders was as follows:
Matter 1. The election of three directors, each for a three-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
John B. Davies	10,480,380	942,743	1,375,487
Rodney C. Dimock	10,480,129	942,994	1,375,487
David E. Phelps	10,480,394	942,729	1,375,487
Matter 2. To give advisory approval of the Company’s executive compensation programs and policies.

	Shares Voted
Shares Voted For	Against	Shares Abstained
12,234,396	394,633	169,581
Matter 3. The ratification of the appointment of Wolf & Company, P.C. as the Company’s independent public accounting firm for the year ending December 31, 2010.

	Shares Voted
Shares Voted For	Against	Shares Abstained
12,768,919	13,433	16,258
Item 8.01. Other Events.
Berkshire Hills Bancorp, Inc. issued a press release in conjunction with its Annual Meeting of Stockholders. A copy of the press release is attached as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired. Not applicable

(b)	Pro Forma Financial Information. Not Applicable

(c)	Shell Company Transactions. Not Applicable

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued in conjunction with the Company’s Annual Meeting of Stockholders on May 6, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.
DATE: May 7, 2010	By:	/s/Kevin P. Riley
Kevin P. Riley
Executive Vice President and Chief Financial Officer